Exhibit 10.6

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement (this “Agreement”) is entered into as of the 31st day of May, 2006, by and among John Martell, Strasbourger Pearson Tulcin Wolff, Inc. (“Strasbourger”), as agent for the holders of the Subordinated Secured Convertible Debenture holders listed on Schedule A (the “Debenture Holder(s),” all of whom are collectively referred to herein as the “Subordinated Lenders” and each, a “Subordinated Lender”), and Laurus Master Fund, Ltd. (the “Senior Lender”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security and Purchase Agreement referred to below.

BACKGROUND

WHEREAS, the Senior Lender has made loans to MISCOR Group, Ltd. f/k/a Magnetech Integrated Services Corp., an Indiana corporation (“MISCOR”), and to Magnetech Industrial Services of Alabama, LLC, an Indiana limited liability company (“MIS”, and collectively with MISCOR, the “Company”) pursuant to, and in accordance with, (i) that certain Security and Purchase Agreement dated as of August 24, 2005 by and between MISCOR, certain subsidiaries of MISCOR, and the Senior Lender (as amended, modified or supplemented from time to time, the "Security Agreement"), (ii) the Ancillary Agreements referred to in the Security and Purchase Agreement, (iii) that certain Security and Purchase Agreement dated as of the date hereof by and between MIS and Laurus (as amended, modified or supplemented from time to time, the “MIS Security Agreement”) and (iv) the Ancillary Agreements referred to in the MIS Security Agreement (the “MIS Ancillary Agreements”).

WHEREAS, each Debenture Holder is the holder of a subordinated secured convertible debenture issued by the Company. Pursuant to Section 9.1 of each debenture, Strasbourger is authorized to make, take or give any consent, waiver or other action provided by the terms of the Debentures to be made, given or taken by the Debenture Holders.

WHEREAS, the Subordinated Lenders have made loans to the Company.

NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

1. Up All loans made by the Senior Lender to the Company and/or any of its Subsidiaries pursuant to, and all associated interest, fees and penalties owing by the Company and/or any of its Subsidiaries to the Senior Lender under, the Security Agreement, any Ancillary Agreement, the MIS Security Agreement, any MIS Ancillary Agreement or otherwise are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations of the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. It is expressly understood and agreed that the term “Senior

Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities. Furthermore, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in any of the Security Agreement, the Ancillary Agreements, the MIS Security Agreement or the MIS Ancillary Agreements) has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

3. Each Subordinated Lender hereby subordinates all security interests that have been, or may be, granted by the Company and/or any of its Subsidiaries to such Subordinated Lender in respect of the Junior Liabilities, to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

5. Each Subordinated Lender will mark his books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. No Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any

Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

10. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Agreement.

11. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

12. This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

13. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this __ day of ______________, 2006.

		By:	/s/ John A. Martell
		Name:	John A. Martell

STRASBOURGER PEARSON TULCIN WOLFF, INC. as agent for the Debenture Holders

		By:	/s/ Michael J. Schumacher
		Name:	Michael J. Schumacher
Title:

LAURUS MASTER FUND, LTD.

		By:	/s/ David Grin
		Name:	David Grin
		Title:	Partner
Acknowledged and Agreed to by:
MISCOR GROUP, LTD.
By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President

SCHEDULE A

Debenture Holders

Magnetech Integrated Services Corp
Outstanding Debentures
As of 5/31/05

Warrant #	Holder	Debenture $
1	David L. Cohen	100,000
2	Michael Poujol & Angela Poujol JTWROS	250,000
3	Gregg M. Gaylord & Linda S. Covillon Gaylord LV TR 1/18/99	50,000
4	Pershing as Custodian, IRA FBO Thomas D'Avanzo	50,000
5	Dr. Frank Lake III	30,000
6	Dr. Leo Mazzocchi & Nancy T. Mazzocchi	25,000
7	William Sybesma & Martina Jane Sybesma JTWROS	75,000
8	Gary M. Glasscock	100,000
9	Dr. Domenic Strazzulla	50,000
10	RS & VS Ltd., SJDE LLC Gen. Partner	25,000
11	Stephen T. Skoly, Jr.	50,000
12	Robert C. Ingram, III	50,000
13	Thomas J. Keeney	25,000
14	Joseph Quattrocchi	25,000
15	Paul Quattrocchi & Danielle Quattrocchi JTWROS	25,000
16	Dr. Barry G. Landry	50,000
17	Robert L Thompson MD TR ISERP Profit Sharing Plan	25,000
18	Dr. Michail O. Bernstein	50,000
19	Steven A. Lamb	50,000
20	Norman Dudey TR The Normn Dudey Trust UA dated 6/10/1991	50,000
21	Frank R. Cserpes J. & Sharon M Cserpes TRS Frank R Cserpes Trust	50,000
22	Edward Lagomarsino	250,000
23	Pershing as Custodian, SEP FBO Rodney Schorlemmer	50,000
24	Mollie Ann Peters	20,000
25	Paul V. Nugent, Jr. &eanne Mentus Nugent JTWROS	25,000
26	Dr. Albert Jim Barboni	30,000
27	StarInvest Group, Inc	400,000
28	SwissFinanz Partner AG	130,000
29	Marcel Riedel	20,000
30	Alfred Schneider	20,000
31	Maya Salzmann	50,000
32	Daniel Stahl	80,000
33	Elizabeth Kuhn	50,000
34	Paul Remensberger	20,000
35	Heinz Wattenhofer	25,000
36	Rolph R. Berg-Jaquet	10,000
37	Marie Luise Fuchs	10,000
38	Josephine Hausammann	10,000
39	Hans Hausammann	15,000
40	Roger Buerki	10,000
41	Hans Nef-Maag	60,000
42	James Ladner	50,000
43	Max Gertsch	15,000
44	Roland Bertschy	5,000
45	Christian Baumberger	10,000
46	Fred Kin	20,000
47	StarInvest Group, Inc	400,000
48	Kilmore Worldwide, Inc.	25,000
49	Highgate House Funds Limited	500,000
50	Nasrollah Jahdi	25,000
51	Pershing LLC as Custodian, IRA FBO Richard J. Mullin	100,000
52	SwissFinanz Partner AG	60,000
53	Daniel Stahl	50,000
54	Paul Remensberger	20,000
55	Hans Hausammann	20,000
56	Hans-Peter Knecht	20,000
57	Henry Fortier III	25,000
58	Frederick B. Epstein	50,000
59	William Sybesma	75,000
60	Gary M. Glasscock	40,000
61	Joseph Gazzola & Josephine Gazzola JTWROS	25,000
		4,025,000